SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Applied Materials, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APPLIED MATERIALS

LEGAL DEPARTMENT

March 16, 2004	VIA U.S. MAIL AND FACSIMILE (617) 476-9576

Eric Roiter

General Counsel

Fidelity Management and Research Inc.

82 Devonshire Street

Boston, MA 02109

Re:	2004 Proxy Statement – Item 2 (Employee Stock Incentive Plan)

Dear Mr. Roiter:

This is in response to the March 9, 2004 telephone call from Fidelity Management and Research Inc. (“Fidelity”) to Applied Materials, Inc. (“Applied”) inquiring about stockholder approval of material amendments to Applied’s Employee Stock Incentive Plan (“the Plan”).

As discussed, the current Nasdaq rules already require stockholder approval of any material amendments to the Plan. However, in response to Fidelity’s stated preference for including this requirement in the Plan itself, this letter confirms that management will recommend to the Human Resources and Compensation Committee of Applied’s Board of Directors that the Plan be amended to require stockholder approval of any material amendments to the Plan.

If you have additional questions or comments, please call me.

Sincerely,

/s/ Joseph J. Sweeney

Group Vice President

Legal Affairs and Intellectual Property

and Corporate Secretary

JJS/CM

Applied Materials, Inc., M/S 2064

2881 Scott Blvd

P.O. Box 58039

Santa Clara, California 95050